As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-40718

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

2890
(Primary Standard Industrial Classification Code Number)

87-0475073
(I.R.S. Employer Identification Number)

8 Allerman Road Oakland, New Jersey 07436 201-677-9311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc Durand Chief Executive Officer 8 Allerman Road Oakland, New Jersey 07436 201-677-9311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to: Dan Brecher, Esq. Scarinci & Hollenbeck, LLC 99 Park Avenue, 16th Floor New York, New York 10016 212-286-0747 212-808-4155 (fax)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-1 relates to the Registration Statement on Form SB-2 (File No. 333-40718) filed by Media Sciences International, Inc. (the “Company”), and is being filed to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment, and to terminate the effectiveness of the Registration Statement as the Company is not under an obligation to further continue to maintain its effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Oakland, State of New Jersey, on June 16, 2011.

MEDIA SCIENCES INTERNATIONAL, INC.

By:	/s/ Marc Durand
Marc Durand
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Durand	Chief Executive Officer, President and Director	June 16, 2011
Marc Durand

/s/ Denise Hawkins	Chief Financial Officer, Vice President, Secretary,	June 16, 2011
Denise Hawkins	and Controller (Principal Accounting Officer)

/s/ Willem van Rijn	Director and Non-executive Chairman	June 16, 2011
Willem van Rijn

/s/ Michael W. Levin	Director	June 16, 2011
Michael W. Levin

/s/ Paul C. Baker	Director	June 16, 2011
Paul C. Baker

/s/ Edwin Ruzinsky	Director	June 16, 2011
Edwin Ruzinsky

/s/ Henry Royer	Director	June 16, 2011
Henry Royer

/s/ Dennis Ridgeway	Director	June 16, 2011
Dennis Ridgeway